Exhibit 24.2
POWER OF ATTORNEY
Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays PLC Approved and Unapproved Incentive Share Option Plans, the Barclays PLC Executive Share Award Scheme (including the Barclays New Joiners Share Award Plan), the Barclays PLC Renewed 1986 Executive Share Option Scheme, the Barclays PLC Performance Share Plan, the Barclays Group Incentive Share Plan, the Barclays Group Special Award Performance Share Plan, and the Barclays Global Investors Equity Performance Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: September 29, 2008	By:	/s/ James Walker
		Name:	James Walker
		Title:	Authorized Representative in the United States